Exhibit 11.4

NOMURA Nomura Group Personal Account Dealing Policy January 2020 STRICTLY PRIVATE AND CONFIDENTIAL Copyright©2024 Nomura This document is the sole property of Nomura. No part of this document may be reproduced in any form or by any means — electronic, mechanical, photocopying, recording or otherwise — without the prior written permission of Nomura.

NOMURA Table of Contents 1. Purpose 1 2. Scope 1 3. Definitions 1 4. Principles 2 4.1 NHI Stock 2 4.2 Material Non-Public Information 2 4.3 Restrictions on Personnel who are considered “Private” or “Above he Wall (REI)” 2 4.4 Restricted List 2 4.5 Conflicts of Interest 2 4.6 Front Running 2 4.7 Prohibited Restrictions on Transactions Which Nomura Has Been Involved 2 5. Policy Standards 3 5.1 Account Disclosures 3 5.2 Designated/Approved Broker 3 5.3 Pre-Trade Approval 3 5.4 Holding Period 4 5.5 Reporting of Trades 4 5.6 Exempted Products 4 5.7 Exempted Accounts 4 5.8 Expatriate and Seconded Personnel 4 5.9 Monitoring 4 5.10 Affirmation 5 5.11 Violations of the Standard 5 6. Affirmation 5 6.1 Ownership 5 6.2 Review 5 6.3 Establishment, Amendment and Abolishment 5 6.4 Deviation to Policy 5 7. Effective Date 5 Version Control 6

NOMURA 1. Purpose The Nomura Group provides clients with financial services globally through a variety of Nomura Group companies based on our philosophy of “putting clients at the heart of everything we do”. With respect to their investment activities in pursuit of personal account formation, all Senior Management , Employees and Contractors of Nomura Group (collectively, “Personnel”) must understand the firm’s mission, not pursue short-term profit but keep the long-term view and contribute to the fairness and soundness of the capital market. This Personal Account Dealing Policy (the “Group Policy”) sets out the principles and the minimum standards that each Nomura Company within the Nomura Group must follow to maintain appropriate controls for personal account dealing in line with Nomura Group’s risk appetite. 2. Scope This Group Policy applies to all subsidiaries of the Nomura Group excluding its investee companies. Each Nomura Group company may further supplement this Group Policy with additional policy requirements and/or clarify the scope of the application of this Group Policy to their company. This Group Policy applies to accounts in the name of Nomura Group’s Personnel and their family. Applicable family account and contractors are defined in relevant Nomura Group local policies in a risk based approach. 3. Definitions “Nomura Group” means Nomura Holdings, Inc. and its consolidated domestic and foreign subsidiaries (excluding its private investee companies). “Material non-public information (MNPI)”, “Watch List”,” Private” and “Public”: The definitions can be found in the document entitled “Nomura Group Chinese Walls Policy”. “Restricted List” is a list used by the Nomura Group whenever securities laws, regulations or firm policy prohibits or restricts the Nomura Group and its Personnel from engaging in certain types of solicitation, trading or research activities. . “Personal Account” is defined as any account at any broker-dealer, bank or other entity through which covered trade instruments may be executed or held. 1

NOMURA 4. Principles All transactions executed through Personal Accounts should follow the below principles. Personnel are prohibited from trading in securities or derivatives that is against standards of conduct contained in internal policies, procedures and guideline, including the Code of Ethics of the Nomura Group. Personnel must understand the Principles related to Personal Account Dealing and comply with the Group Policy, relevant Nomura Group local policies as well as applicable rules and regulations. 4.1 NHI Stock Transactions in Nomura Holdings, Inc. stock must follow the regulations set out in the document entitled “Regulations On Tradings Stocks, Etc. Of Nomura Holdings, Inc. By Officers And Employees Of Nomura Group*. Please refer to the regulations prior to executing transactions in NHI stock. 4.2 Material Non-Public Information Personnel are prohibited from entering into transactions in the possession of material non-public information (MNPI) in breach of applicable rules and regulation. 4.3 Restrictions on Personnel who are considered “Private” or “Above the Wall (REI)” Personnel who are considered “Private” or “Above the Wall (REI)” are prohibited from trading single name securities or any derivatives or instruments with single stock as underling security, or narrow-based ETFs. “Private” or “Above the Wall (REI)” personnel are allowed to sell the pre-existing securities, subject to at least Compliance pre-trade approval. 4.4 Restricted List Personnel are prohibited from trading in Personal Accounts any names that are on the firm’s accessible restricted list if these are applicable for Personal Account Dealing. 4.5 Conflicts of Interest Personnel are prohibited from trading in Personal Accounts that conflicts with duties owed to the Nomura Group, its clients or customers. 4.6 Front Running Personnel are prohibited from trading in securities or derivatives of companies on the basis of an impending research publication or a pending client or firm order. 4.7 Prohibited Restrictions on Transactions Which Nomura Has Been Involved Personnel are prohibited from trading in the following transactions. 2

NOMURA Subscribing for any listed shares or bonds via placement or public offering that is advised, managed, or underwritten by Nomura Group ; and Nomura OTC structured products. 5. Policy Standards All Nomura Group companies must have in place policies and procedures to ensure that the following Global Personal Account Dealing Policy standards are met; 5.1 Account Disclosures Personnel are required to disclose personal securities trading accounts within 30 days after joining the firm. 5.2 Designated /Approved Broker Personnel are required to maintain their Personal Accounts at one or more of the Designated /Approved Brokers, which are determined at relevant Nomura Group local policies. The following types of accounts are exempted from Designated / Approved Broker requirement. All the other policy requirements, e.g. pre-trade approval, must be complied with. Employee stock option accounts from previous employers Individual retirement accounts, and certain high interest savings accounts (regionally dependent) which have tax benefits Inheritance accounts whereby employee is receiving a benefit or acting as executioner of deceased relative’s last will and testament. Accounts with holding of delisted securities only which are not able to be transferred to other brokerage accounts For reasons other than the above, accounts which are not able to be transferred to Designated/Approved brokerage are exempted from this requirement subject to each Nomura Group Compliance’s approval. 5.3 Pre-Trade Approval Personnel are subject to their relevant Nomura Group local policies that, at a minimum, include pre-trade approval by a designated person that each Nomura Group company stipulates. 3

NOMURA 5.4 Holding Period Personnel are subject to their relevant Nomura Group local policies that, at a minimum, include a holding period consistent with local market standard. 5.5 Reporting of Trades Personnel are responsible for ensuring that their trades in a Personal Account are reported to their respective Nomura Group companies. This may include ensuring their broker is electronically reporting the trades or providing paper statements to the Compliance department. If the broker does not provide, Personnel are responsible for providing those statements to the Compliance department. Personal Accounts, which are opened at Nomura Securities Co., Ltd. by Personnel, are excluded from this requirement. 5.6 Exempted Products The Exempted products are highly liquid, less dependent to single name or are not securities hence, these products are exempted from the Group Policy. The Exempted Products are determined at relevant Nomura Group local policies as local regulatory requirements are varied. Regional Compliance should consult with NHI Group Compliance prior to updating their exempted product lists. 5.7 Exempted Accounts The following accounts are exempted from the Group policy. Local policy may have additional requirements for these or similar accounts: Discretionary Account Accounts which only trade Exempt Products 5.8 Expatriate and Seconded Personnel Expatriate and Seconded Personnel are subject to both the home country/company’s policy and local policy. 5.9 Monitoring Compliance will conduct various monitoring against the requirements of the Policy. This may include contract note reconciliation amongst other monitoring activities. It includes monitoring of possible insider dealing by Personnel through their personal account trading by Watch list. 4

5.10 Affirmation Personnel must affirm at least annually that they have fully disclosed their personal accounts in accordance with their relevant Nomura local policies. 5.11 Violations of the Standard Personnel who violate this standard either unknowingly or intentionally, may be subject to an inquiry and/or disciplinary action, including, but not limited to, possible suspension or termination of employment/contract. 6. Administration 6.1 Ownership This Group Policy is owned by the NHI Group Compliance Department (GCD). GCD should confirm that all applicable Nomura entities are compliant with this Group Policy Periodically. 6.2 Review This Group Policy must be reviewed and where necessary revised at least annually by Head of NHI Group Compliance Department to ensure it continues to meet internal and external requirements. 6.3 Establishment, Amendment and Abolishment The establishment, amendment and abolition of this Policy are subject to the prior approval of the NHI Executive Management Board. 6.4 Deviation to Policy If there is any deviation from this Group Policy in relevant Nomura Group local policies, Nomura Group Company must seek approval from Chief Compliance Officer for either a temporary exemption or permanent exemption. 7. Effective Date This version of the Policy is effective from 14” of January 2020. 5

NOMURA Version Control Version Date Description Author 1.0 January 2020 Creation of document NHI Group Compliance Department 6